                                                                   EXHIBIT 2.2

                         AGREEMENT AND PLAN OF MERGER
                       OF NUMERICAL TECHNOLOGIES, INC.,
                            A DELAWARE CORPORATION,
                                      AND
                         NUMERICAL TECHNOLOGIES, INC.,
                           A CALIFORNIA CORPORATION


     THIS AGREEMENT AND PLAN OF MERGER dated as of April 4, 2000 (the "Agreement") is between Numerical Technologies, Inc., a Delaware corporation ("Numerical Technologies Delaware"), and Numerical Technologies, Inc., a California corporation ("Numerical Technologies California"). Numerical Technologies Delaware and Numerical Technologies California are sometimes referred to herein as the "Constituent Corporations."

                                   RECITALS

     A. Numerical Technologies Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 28,168,820 shares, of which 20,000,000 shares are designated "Common Stock," and 8,168,820 shares are designated "Preferred Stock." Of the authorized shares of Preferred Stock, 1,500,005 shares are designated Series A Preferred Stock, 700,000 shares are designated Series B Preferred Stock, 1,730,061 shares are designated Series C Preferred Stock, 1,698,754 shares are designated Series D Preferred Stock and 2,540,000 shares are designated Series E Preferred Stock.
As of the date hereof, 1,000 shares of Common Stock were issued and outstanding, all of which are held by Numerical Technologies California, and no shares of Preferred Stock were issued and outstanding.

     B. Numerical Technologies California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 28,168,820 shares, of which 20,000,000 are designated "Common Stock," and 8,168,820 shares are designated "Preferred Stock." Of the authorized shares of Preferred Stock, 1,500,005 shares are designated Series A Preferred Stock, 700,000 shares are designated Series B Preferred Stock, 1,730,061 shares are designated Series C Preferred Stock, 1,698,754 shares are designated Series D Preferred Stock and 2,540,000 shares are designated Series E Preferred Stock.
As of the date hereof, 7,848,426 shares of Common Stock were issued and outstanding, and 1,500,005 shares of Series A Preferred Stock, 700,000 shares of Series B Preferred Stock, 1,630,061 shares of Series C Preferred Stock, 1,571,940 shares of Series D Preferred Stock and 2,540,000 shares of Series E Preferred Stock were issued and outstanding.

     C. The Board of Directors of Numerical Technologies California has determined that, for the purpose of effecting the reincorporation of Numerical Technologies California in the State of Delaware, it is advisable and in the best interests of Numerical Technologies California and its shareholders that Numerical Technologies California merge with and into Numerical Technologies Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of Numerical Technologies Delaware and Numerical Technologies California have approved this Agreement.

     E. The terms of this Agreement were approved by the vote of a number of shares of each class of stock of both Numerical Technologies Delaware and Numerical Technologies California which equaled or exceeded the vote required.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Numerical Technologies Delaware and Numerical Technologies California agree, subject to the terms and conditions set forth below, as follows:

                                       I

                                    MERGER

     1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Numerical Technologies California shall be merged with and into Numerical Technologies Delaware (the "Merger"), the separate existence of Numerical Technologies California shall cease and Numerical Technologies Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Numerical Technologies Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Numerical Technologies, Inc.

     1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

          (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California Corporations Code;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

          (c) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Numerical Technologies California shall cease and Numerical Technologies Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Numerical Technologies California's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Numerical

Technologies California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Numerical Technologies California in the same manner as if Numerical Technologies Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                                      II


                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 Certificate of Incorporation. The Certificate of Incorporation of Numerical Technologies Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 Bylaws. The Bylaws of Numerical Technologies Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 Directors and Officers. The directors and officers of Numerical Technologies California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                      III

                         MANNER OF CONVERSION OF STOCK

     3.1 Numerical Technologies California Common Stock. Upon the Effective Date of the Merger, each share of Numerical Technologies California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Common Stock, par value $0.0001 per share, of the Surviving Corporation.

     3.2 Numerical Technologies California Preferred Stock. Upon the Effective Date of the Merger, each share of Numerical Technologies California Series A, Series B, Series C, Series D and Series E Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Series A, Series B, Series C, Series D and Series E Preferred Stock, par value $0.0001 per share, of the Surviving Corporation, respectively.

     3.3 Numerical Technologies California Options, Warrants and Stock Purchase Rights. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the 1997 Stock Plan, the 2000 Stock Plan, the 2000 Employee Stock Purchase Plan and all other employee benefit plans of Numerical Technologies California. Each outstanding and unexercised option, warrant or other right to purchase or security convertible into Numerical Technologies California capital stock shall become a like option, warrant or right to purchase or a security convertible into the Surviving Corporation's capital stock on the basis of one share of the Surviving Corporation's capital stock for each share of Numerical Technologies California capital stock issuable pursuant to any such option, warrant, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Numerical Technologies California option, warrant, stock purchase right or convertible security at the Effective Date of the Merger.

     A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, warrants, stock purchase rights or convertible securities equal to the number of shares of Numerical Technologies California Common Stock so reserved immediately prior to the Effective Date of the Merger.

     3.4 Numerical Technologies Delaware Common Stock. Upon the Effective Date of the Merger, each share of Numerical Technologies Delaware Common Stock, par value $0.0001 per share, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Numerical Technologies Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.5 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Numerical Technologies California Common Stock or Numerical Technologies California Preferred Stock may, at such stockholder's option, surrender the same for cancellation to Wilson Sonsini Goodrich & Rosati, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock into which such holders' shares of Numerical Technologies California Common Stock or Numerical Technologies California Preferred Stock were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Numerical Technologies California Common Stock or Numerical Technologies California Preferred Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock or Preferred Stock into which such shares of Numerical Technologies California Common Stock or Numerical Technologies California Preferred Stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock or Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Numerical Technologies California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

     If any certificate for shares of Numerical Technologies Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to Numerical Technologies Delaware or the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Numerical Technologies Delaware that such tax has been paid or is not payable.

                                      IV

                                    GENERAL

     4.1 Covenants of Numerical Technologies Delaware. Numerical Technologies Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

          (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Numerical Technologies Delaware of all of the franchise tax liabilities of Numerical Technologies California; and

          (c) Take such other actions as may be required by the California General Corporation Law.

     4.2 Further Assurances. From time to time, as and when required by Numerical Technologies Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Numerical Technologies California such deeds and other instruments, and there shall be taken or caused to be taken by Numerical Technologies Delaware and Numerical Technologies California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Numerical Technologies Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Numerical Technologies California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Numerical Technologies Delaware are fully authorized in the name and on behalf of Numerical Technologies California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3 Abandonment. At any time before the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Numerical Technologies California or Numerical Technologies Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Numerical Technologies California or by the sole stockholder of Numerical Technologies Delaware, or by both.

     4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation, or (4) alter or change any principal term of the Merger.

     4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

     4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 70 West Plumeria Drive, San Jose, California 95134 and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

     4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

     4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                           (Signature page follows.)

     IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Numerical Technologies Delaware and Numerical Technologies California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                         NUMERICAL TECHNOLOGIES, INC.
                                         a Delaware corporation

                                         By: /s/ Yagyensh C. Pati
                                            -------------------------
                                                 Yagyensh C. Pati,
                                                 President and Chief
                                                 Executive Officer
 /s/ John V. Roos
------------------------
     John V. Roos
     Assistant Secretary

                                       NUMERICAL TECHNOLOGIES, INC.
                                       a California corporation

                                       By: /s/ Yagyensh C. Pati
                                          ------------------------
                                               Yagyensh C. Pati,
                                               President and Chief
                                               Executive Officer
 /s/ John V. Roos
----------------------
     John V. Roos
     Assistant Secretary

                         NUMERICAL TECHNOLOGIES, INC.
                           (California Corporation)

                             OFFICERS' CERTIFICATE

     Yagyensh C. Pati and John V. Roos certify that:

     1. They are the President and the Assistant Secretary, respectively, of Numerical Technologies, Inc., a corporation organized under the laws of the State of California.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock" has an authorized capital of 28,168,820 shares of which 20,000,000 shares are designated "Common Stock," and 8,168,820 shares are designated "Preferred Stock." Of the authorized shares of Preferred Stock, 1,500,005 shares are designated Series A Preferred Stock, 700,000 shares are designated Series B Preferred Stock, 1,730,061 shares are designated Series C Preferred Stock, 1,698,754 shares are designated Series D Preferred Stock and 2,540,000 shares are designated Series E Preferred Stock.

     3. There were 7,848,426 shares of Common Stock, 1,500,005 shares of Series A Preferred Stock, 700,000 shares of Series B Preferred Stock, 1,630,061 shares of Series C Preferred Stock, 1,571,940 shares of Series D Preferred Stock and 2,540,000 shares of Series E Preferred Stock outstanding as of the date (the "Record Date") of the Action by Written Consent of Shareholders pursuant to which the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved. All shares of capital stock outstanding were entitled to vote on the merger.

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

     5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of Common Stock and holders of Preferred Stock outstanding as of the Record Date, voting separately.


                           (Signature page follows.)

     Yagyensh C. Pati and John V. Roos further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

     Executed in San Jose, California on April 4, 2000.


                                           /s/ Yagyensh C. Pati
                                          --------------------------------
                                               Yagyensh C. Pati, President


                                           /s/ John V. Roos
                                          ---------------------------------
                                               John V. Roos, Assistant Secretary

                         NUMERICAL TECHNOLOGIES, INC.
                            (Surviving Corporation)

                             OFFICERS' CERTIFICATE

     Yagyensh C. Pati and John V. Roos certify that:

     1. They are the President and the Assistant Secretary, respectively, of Numerical Technologies, Inc., a corporation organized under the laws of the State of Delaware.

     2. The corporation has an authorized capital of 28,168,820 shares, of which 20,000,000 shares are designated "Common Stock, par value $0.0001 per share" and 8,168,820 shares are designated "Preferred Stock, par value $0.0001 per share." Of the authorized shares of Preferred Stock, 1,500,005 shares are designated Series A Preferred Stock, 700,000 shares are designated Series B Preferred Stock, 1,730,061 shares are designated Series C Preferred Stock, 1,698,754 shares are designated Series D Preferred Stock and 2,540,000 shares are designated Series E Preferred Stock.

     3. There were 1,000 shares of Common Stock and no shares of Preferred Stock outstanding as of the date (the "Record Date") of the Action by Written Consent of Stockholders pursuant to which the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved. All shares of capital stock outstanding were entitled to vote on the merger.

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

     5.   The percentage vote required was a majority of the outstanding shares.


                           (Signature page follows.)

     Yagyensh C. Pati and John V. Roos further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

     Executed in San Jose, California on April 4, 2000.

                                          /s/ Yagyensh C. Pati
                                         --------------------------------
                                              Yagyensh C. Pati, President


                                          /s/ John V. Roos
                                         --------------------------------------
                                              John V. Roos, Assistant Secretary

                                      -2-